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                                                                     Exhibit 4.3

                                PLEDGE AGREEMENT

                            DATED AS OF JULY 31, 2002

                                      AMONG

                          THE ST. PAUL COMPANIES, INC.

                                       AND

                           BNY MIDWEST TRUST COMPANY,
                      AS COLLATERAL AGENT, CUSTODIAL AGENT
                           AND SECURITIES INTERMEDIARY

                                       AND

                              JPMORGAN CHASE BANK,
                           AS PURCHASE CONTRACT AGENT


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         PLEDGE AGREEMENT, dated as of July 31, 2002 (this "Agreement"), among
The St. Paul Companies, Inc., a Minnesota corporation (the "Company"), BNY Midwest Trust Company, an Illinois trust company ("BNY Midwest Trust Company"), not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and JPMorgan Chase Bank, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued 8,855,000 equity units of the Company, each having a stated amount of $50 (the "Stated Amount") per equity unit; and

         WHEREAS, the equity units will initially consist of 8,855,000 units (referred to as "Corporate Units") with a stated amount, per Corporate Unit, equal to the Stated Amount. Each Corporate Unit will initially consist of (a) a stock purchase contract (the "Purchase Contract") pursuant to which the Holder will purchase from the Company not later than August 16, 2005 (the "Purchase Contract Settlement Date"), for an amount in cash equal to the Stated Amount, a number of newly issued shares of common stock, without par value (the "Common Stock"), of the Company equal to the Settlement Rate and (b) either beneficial ownership of a Note (as defined below) or, following a Successful Initial Remarketing, a Successful Secondary Remarketing or a Tax Event Redemption, the Applicable Ownership Interest in the Treasury Portfolio; and

         WHEREAS, if Holders of Corporate Units substitute collateral as contemplated by Section 4.1 hereof, each unit created thereby (collectively referred to as "Treasury Units" and, together with the Corporate Units, the "Securities") will initially consist of (a) a Purchase Contract pursuant to which the Holders will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (b) a 1/20, or 5.0%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912803AG8) having a principal amount at maturity equal to $1,000 and maturing on August 15, 2005 (a "Treasury Security"); and


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         WHEREAS, pursuant to the terms of the Indenture (as defined below), the
Company will issue $442,750,000 aggregate principal amount of the Company's
5.25% senior notes due August 16, 2007 (the "Notes"), each having a principal amount equal to $50; and

         WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders from time to time of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the Pledge provided hereby of the Notes, any Applicable Ownership Interest in the Treasury Portfolio and the Pledged Treasury Securities to secure each Holder's obligations under the related Purchase Contracts, as provided herein and subject to the terms hereof; and

         WHEREAS, upon such Pledge, the Pledged Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the Pledged Treasury Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent or the Securities Intermediary subject to the Pledge hereunder.

         NOW THEREFORE, in consideration of the foregoing premises, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for, and on behalf of, the Holders from time to time of the Securities, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (c) initially capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Contract Agreement; and

         (d) the following terms have the meanings assigned to them in this subsection (d):


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         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

         "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

         "Code" has the meaning specified in Section 6.1 hereof.

         "Collateral" has the meaning specified in Section 2.1 hereof.

         "Collateral Account" means the segregated securities account (number 188410) maintained at BNY Midwest Trust Company in the name of "JPMorgan Chase Bank, as Purchase Contract Agent on behalf of the holders of certain securities of The St. Paul Companies, Inc., Collateral Account subject to the security interest of BNY Midwest Trust Company, as Collateral Agent, for the benefit of The St. Paul Companies, Inc. as pledgee" and any successor account.

         "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

         "Common Stock" has the meaning specified in the recitals of this Agreement.

         "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such, and thereafter "Company" shall mean such successor.

         "Corporate Unit" has the meaning specified in the recitals of this Agreement.

         "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

         "Entitlement Orders" has the meaning specified in Section 8-102(a)(8) of the Code.

         "Financial Asset" has the meaning specified in Section 8-102(a)(9) of the Code.

         "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.


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         "Notes" has the meaning specified in the recitals of this Agreement.

         "Note Trustee" means JPMorgan Chase Bank, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

         "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day: (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the United States Federal Reserve System having combined capital and surplus and undivided profits of not less than $200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any state thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

         "Person" and "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" has the meaning specified in Section 2.1 hereof.

         "Pledged Applicable Ownership Interest" has the meaning specified in
Section 2.1 hereof.

         "Pledged Notes" has the meaning specified in Section 2.1 hereof.

         "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.

         "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York (in the State of New York).

         "Proceeds" means all interest, dividends, cash, instruments, securities, Financial Assets and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, maturity, collection or disposition of the Collateral or any proceeds thereof.


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         "Purchase Contract" has the meaning specified in the recitals of this
Agreement.

         "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

         "Purchase Contract Agreement" has the meaning specified in the recitals of this Agreement.

         "Purchase Contract Settlement Date" has the meaning specified in the recitals of this Agreement.

         "Securities" has the meaning specified in the recitals of this Agreement.

         "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

         "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

         "Separate Notes" means any Notes that are not Pledged Notes.

         "Stated Amount" has the meaning specified in the recitals of this Agreement.

         "Supplemental Remarketing Agreement" means the Supplemental Remarketing Agreement, as defined in the Remarketing Agreement.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

         "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

         (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank,


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                  transfer tax stamps and any other documents necessary to
                  constitute a legally valid transfer to the recipient;

         (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (i) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the Securities Intermediary shall be the securities intermediary and the securities account shall be the Collateral Account.

         "Treasury Securities" has the meaning specified in the recitals of this Agreement.

         "Treasury Unit" has the meaning specified in the recitals of this Agreement.

         "Value" with respect to any item of Collateral on any date means, as to
(i) a Note, the principal amount thereof, (ii) Cash, the face amount thereof and
(iii) Treasury Securities, the aggregate principal amount thereof at maturity.

                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

         Section 2.1 The Pledge. (a) The Holders from time to time as beneficial owners of the Collateral acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as their attorney-in-fact, each hereby pledges and grants to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due (whether at stated settlement date or earlier settlement date) by such Holders of their respective obligations under the Purchase Contracts, a security interest in and to, and a first lien upon, all of the right, title and interest of the Purchase Contract Agent and such Holders in:

                           (i) (A) the Notes, Treasury Securities and any
                  Applicable Ownership Interest in the Treasury Portfolio constituting a part of the Securities, (B) any Treasury Securities delivered in exchange for any Notes (or, if applicable, the Applicable Ownership Interest in the Treasury Portfolio), and (C) any Notes (or, if applicable, the Applicable Ownership Interest in the Treasury Portfolio) delivered in exchange for any Treasury Securities, in accordance with Article IV hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;


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                           (ii)     payments made by Holders pursuant to Section
                                    4.4 hereof;

                           (iii) the Collateral Account and all securities,
                  Financial Assets, Cash and other property credited thereto and all Security Entitlements related thereto;

                           (iv) the Treasury Portfolio purchased on behalf of
                  the Holders of Corporate Units by the Collateral Agent upon the occurrence of a Successful Initial Remarketing, a Successful Secondary Remarketing or a Tax Event Redemption as provided in Article VI hereof, or otherwise; and

                           (v) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

                  (b) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Securities, shall cause the Notes comprising a part of the Corporate Units to be Transferred to the Collateral Agent for the benefit of the Company as secured party. Such Notes shall be Transferred by physically delivering such Notes to the Securities Intermediary indorsed in blank (or accompanied by a bond power indorsed in blank) and causing the Securities Intermediary to credit the Collateral Account with such Notes such that the Notes or the Security Entitlements with respect to such Notes are credited to the Collateral Account. In the event a Holder of Corporate Units so elects, such Holder may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company as provided in Section 4.1 hereof in exchange for the release by the Collateral Agent on behalf of the Company of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, with an aggregate principal amount equal to the aggregate principal amount of the Treasury Securities so Transferred, in the case of Notes, or with an appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio equal to the aggregate principal amount in the Treasury Securities so Transferred, upon notice from the Company to the Collateral Agent that a Successful Initial Remarketing, a Successful Secondary Remarketing or a Tax Event Redemption has occurred, to the Purchase Contract Agent on behalf of such Holder. In the event that a Holder of Treasury Units so elects, such Holder may Transfer Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio to the Collateral Agent for the benefit of the Company as provided in Section 4.2 hereof in exchange for the release by the Collateral Agent on behalf of the Company of Treasury Securities with an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio so transferred to the Purchase Contract Agent on behalf of such Holder. Treasury Securities and the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation


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by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or appropriate Applicable Ownership Interest in the Treasury Portfolio has been credited to the Collateral Account.

                  (c) For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge and grant of a security interest and first lien provided in this Section
2.1 is herein referred to as the "Pledge" and the Notes, Treasury Securities or Applicable Ownership Interest subject to the Pledge, excluding any Notes that are delivered pursuant to Section 6.2 hereof or Treasury Securities or Applicable Ownership Interest released from the Pledge as provided in Article IV hereof, are herein referred to as "Pledged Notes," the "Pledged Treasury Securities," or the "Pledged Applicable Ownership Interest" respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Notes or any other securities held in physical form in its name.

                  (d) Except as may be required in order to release Notes in connection with a Holder's election to convert its investment from Corporate Units to Treasury Units, or except as otherwise required to release Notes as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Note, Treasury Securities or the Applicable Ownership Interest prior to the termination of this Agreement, except Notes may be held in any clearing corporation in an account including only assets of customers of the Collateral Agent or Securities Intermediary. If it becomes necessary for the Collateral Agent to relinquish physical possession of a certificate in order to release a portion of the Notes evidenced thereby from the Pledge, the Collateral Agent shall use commercially reasonable efforts to obtain physical possession of a replacement certificate evidencing any Notes remaining subject to the Pledge hereunder registered to it or indorsed in blank (or accompanied by a stock or bond power indorsed in blank) within fifteen days of the date it relinquished possession. The Collateral Agent shall promptly notify the Company of the Collateral Agent's failure to obtain possession of any such replacement certificate as required hereby.

         Section 2.2 Control and Perfection. (a) In connection with the Pledge granted in Section 2.1 hereof, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent each hereby authorizes and directs the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and Entitlement Orders that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. In


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the event the Securities Intermediary receives from the Holders or the Purchase
Contract Agent Entitlement Orders that conflict with Entitlement Orders received from the Collateral Agent, the Securities Intermediary shall follow the Entitlement Orders received from the Collateral Agent. Such instructions and Entitlement Orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Notes, the Treasury Securities, any Applicable Ownership Interest in the Treasury Portfolio, and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and Entitlement Orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act only as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue Entitlement Orders to the Securities Intermediary when and as directed by the Company.

                  (b)      The Collateral Agent hereby confirms and agrees that:

                           (i) all securities or other property underlying any
                  Financial Assets credited to the Collateral Account shall be registered in the name of the Collateral Agent, indorsed to the Collateral Agent or in blank or credited to another securities account maintained in the name of the Collateral Agent and in no case will any Financial Asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Collateral Agent or in blank;

                           (ii) all property delivered to the Collateral Agent
                  pursuant to this Pledge Agreement (including, without limitation, any Notes, Treasury Securities or any Applicable Ownership Interest in the Treasury Portfolio) will be promptly credited on the books of the Securities Intermediary to the Collateral Account;

                           (iii) the Collateral Account is an account to which
                  Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Collateral Agent as entitled to exercise the rights of any Financial Asset credited to the Collateral Account;

                           (iv) the Securities Intermediary has not entered
                  into, and until the termination of this Agreement will not enter into, any agreement with any


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                  other person relating to the Collateral Account and/or any
                  Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other person; and

                           (v) the Securities Intermediary has not entered into,
                  and until the termination of this Agreement will not enter into, any agreement with the Company, any Holder or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in this Section 2.2 hereof.

                  (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or Cash) credited to the Collateral Account shall be treated as a Financial Asset.

                  (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorneys-in-fact to take on behalf of, and in the name, place and stead of, the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1 hereof. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder, it being hereby acknowledged and agreed that the Collateral Agent shall have no duty to file or record any documents in any jurisdiction for purposes of perfecting or maintaining the security interest in the Collateral except those that it shall be directed in writing to execute by the Company.

                                   ARTICLE III

                       DISTRIBUTIONS ON PLEDGED COLLATERAL

         So long as the Purchase Contract Agent is the registered owner of the Pledged Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interest in the Treasury Portfolio, it shall receive all payments thereon. If the Pledged Notes are reregistered, such that the Collateral Agent becomes the registered holder, all payments of principal on the Pledged Notes or, if applicable, the Pledged Treasury Securities or Pledged Applicable Ownership Interest (as specified in clause (i) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, or interest payments on the Pledged Notes or on the appropriate Pledged Applicable Ownership Interest (as specified in clause (ii) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities received by the Collateral Agent that are properly payable hereunder, shall be paid by the Collateral Agent by wire transfer in same day funds:


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         (i)      in the case of (A) interest payments with respect to the
                  Pledged Notes or the appropriate Pledged Applicable Ownership Interest (as specified in clause (ii) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, and (B) any payments of principal or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio with respect to any Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.1 or 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Securities, to the account designated by the Purchase Contract Agent for such purpose, no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

         (ii) in the case of any principal payments with respect to any Pledged Treasury Securities that have been released from the Pledge pursuant to Section 4.2 or 4.3 hereof, to the Purchase Contract Agent, for the benefit of the Holders of the Treasury Units, to the accounts designated by the Purchase Contract Agent in writing for such purpose, no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

         (iii) in the case of payments of the Proceeds of any Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the Proceeds of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date to the extent of the Purchase Price in accordance with the procedure set forth in
                  Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts and, to the extent such Proceeds exceed the Purchase Price, to the Purchase Contract Agent for the benefit of the Holders.

         All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the principal amount of the Notes or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of


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such term) or any amounts referred to in Section 4.3 of the Purchase Contract
Agreement on account of any Pledged Note or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as applicable, or a Holder of Treasury Units shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company or, in the case of amounts referred to in Section 4.3 of the Purchase Contract Agreement, for the benefit of the Collateral Agent for and on behalf of the Company (and promptly deliver the same over to the Company or the Collateral Agent, as applicable) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal, or other amounts referred to in this Section, so received.

                                   ARTICLE IV

             SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

         Section 4.1 Substitution for Notes and the Creation of Treasury Units. At any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred), a Holder of Corporate Units shall have the right to create Treasury Units by substituting Treasury Securities for the Pledged Notes (or, if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, the appropriate Pledged Applicable Ownership Interest (as specified in clause (i) of the definition of Applicable Ownership Interest) in the Treasury Portfolio) securing such Holder's obligations under the Purchase Contracts comprising a part of its Corporate Units in integral multiples of 20 Corporate Units by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the aggregate principal amount of the Pledged Notes (or appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be), to be released and (b) transferring the related Corporate Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred the relevant Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the Value of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, related to such Corporate Units. The Purchase Contract Agent shall instruct the Collateral Agent pursuant to the form provided in Exhibit A; provided that if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders of Corporate Units may make such substitution only in integral multiples of 32,000 Corporate Units at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date.

Notwithstanding the foregoing, a Holder of Corporate Units may not create Treasury Units by substituting the Treasury Securities for the Pledged Notes pursuant to this Section 4.1 during the period commencing on the fourth Business Day immediately preceding the Initial Remarketing Date (or, upon a Failed Initial Remarketing, the Secondary Remarketing Date) and continuing through the fourth Business Day following the Initial Remarketing Date (or, upon a Failed Initial Remarketing, following the Secondary Remarketing Date). Without limiting the generality of any other provision herein, in no event shall the Collateral Agent have any liability for acting in accordance with instructions in the form provided in Exhibit A. Upon receipt of Treasury Securities from a Holder of Corporate Units and the related instruction from the Purchase Contract Agent and, if applicable, notice from the Company that a Successful Initial Remarketing, a Successful Secondary Remarketing or a Tax Event Redemption has occurred, the Collateral Agent shall release the Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer to the securities account specified by the Purchase Contract Agent such Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created hereby. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1,
Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, security interests, claims and encumbrances.

         Section 4.2 Substitution of Treasury Securities and the Recreation of Corporate Units. At any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred), a Holder of Treasury Units shall have the right to recreate Corporate Units in integral multiples of 20 Treasury Units by (a) Transferring to the Collateral Agent Notes having a Value equal to the Value of the Pledged Treasury Securities to be released (or the appropriate Applicable Ownership Interest in the Treasury Portfolio with the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) having Value equal to the Value of the Pledged Treasury Securities to be released) and
(b) delivering the related Treasury Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred the relevant amount of Notes (or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be) to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities underlying such Treasury Units. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided that if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders of Treasury Units may make such substitution only in integral multiples of 32,000 Treasury Units, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Notwithstanding the foregoing, a

Holder of Treasury Units may not recreate Corporate Units pursuant to this
Section 4.2 during the period commencing on the fourth Business Day immediately preceding the Initial Remarketing Date (or, upon a Failed Initial Remarketing, the Secondary Remarketing Date) and continuing through the fourth Business Day following the Initial Remarketing Date (or, upon a failed Initial Remarketing, the Secondary Remarketing Date). Without limiting the generality of any other provision herein, in no event shall the Collateral Agent have any liability for acting in accordance with instructions in the form provided in Exhibit A. Upon receipt of the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Treasury Securities having a corresponding aggregate principal amount from the Pledge and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

         Section 4.3 Termination Event. Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Notes (or the Pledged Applicable Ownership Interest in the Treasury Portfolio if the Company has notified the Collateral Agent that a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Corporate Units and the Treasury Units, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

         If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Notes, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall:

                  (i) use reasonable best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this
         Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if
         (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, the Pledged Applicable Interest in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes, the Pledged Applicable Interest in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or

                  (ii) commence an action or proceeding like that described above within ten days after the occurrence of such Termination Event.

         Section 4.4 Cash Settlement; Put Option. (a) Upon receipt by the Collateral Agent of (i) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of notice that a Holder of Corporate Units has elected, in accordance with the procedures specified in Section 5.5(a)(i) of the Purchase Contract Agreement, to settle its Purchase Contract with Cash and (ii) payment of the Purchase Price by such Holder on or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, at the written direction of the Company, promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received and any funds so wired, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holders.

                  (b) If a Failed Final Remarketing has occurred, each Holder of Notes shall have a Put Option, as described in Section 5.5(c) of the Purchase Contract Agreement, giving each Holder the right to put the Notes to the Company on the Put Option Settlement Date at a repayment price equal to the principal amount of the Notes plus an amount equal to any accrued and unpaid interest thereon to the date of payment. If a Holder has exercised the Put Option but has not otherwise settled the Purchase Contracts in cash by the close of business on the Business Day immediately prior to the Purchase Contract Settlement Date, the put price will be applied by the Collateral Agent, in accordance with the terms hereof, to satisfy in full the obligations of the Holder to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.

                  (c) Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, if a Holder of Corporate Units fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.5(a)(i) of the Purchase Contract Agreement, such failure shall constitute an event of default under the Purchase Contract Agreement and hereunder, and the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in Section 5.5(b) of the Purchase Contract

Agreement, which is incorporated herein by reference. If a Holder of Corporate Units does notify the Purchase Contract Agent as provided in Section 5.5(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.5(a)(ii) of the Purchase Contract Agreement, the Pledged Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Pledged Notes at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law. In addition, in the event of a Failed Final Remarketing as described in Section 5.5(b) of the Purchase Contract Agreement, unless such Holder shall have duly exercised its Put Option, such Failed Final Remarketing shall constitute an additional event of default hereunder by such Holder and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Pledged Notes at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

         Section 4.5 Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio in the case of a Holder of Corporate Units or (b) Pledged Treasury Securities in the case of a Holder of Treasury Units, as the case may be, in each case with an aggregate principal amount, as the case may be, equal to the product of (i) the Stated Amount times
(ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Notes, the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holders.

         Section 4.6 Application of Proceeds; Settlement. (a) In the event a Holder of Corporate Units (unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent (with a copy to the Collateral Agent) in the manner provided for in Section 5.5(a)(i) in the Purchase Contract Agreement and has not made an Early Settlement of the Purchase Contracts underlying its Corporate Units, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Notes. The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement

Date, without any instruction from such Holder of Corporate Units, present the related Pledged Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Supplemental Remarketing Agreement (if any), will use its reasonable best efforts to remarket such Pledged Notes on the Final Remarketing Date at a price of 100.5% of the aggregate Value of such Pledged Notes, provided that such remarketing will not be considered to have failed so long as the Remarketing Agent obtains at least 100% of the aggregate principal amount of such Pledged Notes on the Final Remarketing Date. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate Value of the remarketed Pledged Notes from any amount of such Proceeds in excess of the aggregate Value of the remarketed Pledged Notes, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent. On the Purchase Contract Settlement Date, the Collateral Agent shall remit to the Company that portion of the Proceeds from such remarketing equal to the aggregate Value of such remarketed Pledged Notes to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be remitted by the Collateral Agent to the Purchase Contract Agent for payment to such Holders of Corporate Units. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Notes of such Holders of Corporate Units at a price not less than 100% of the aggregate Value of such Pledged Notes or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, thus resulting in a Failed Final Remarketing and an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Notes in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holder's obligation to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts.

                  (b) In the event a Holder of Treasury Units or Corporate Units (if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) has not made an Early Settlement of the Purchase Contracts underlying its Treasury Units or Corporate Units, as the case may be, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interest (as specified in clause (i) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, at the written direction of the Purchase Contract Agent, which written direction shall be furnished to the Collateral Agent prior to 11:30 a.m., New York City time, invest the Cash proceeds of the maturing Pledged Treasury Securities or the maturing appropriate Pledged Applicable Ownership Interest (as specified in clause (ii) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, in Permitted Investments; provided that if the Collateral Agent shall not receive any written direction by 11:30 a.m. New York City time, on such date, the Collateral

Agent shall invest such proceeds in Permitted Investments of the type specified in clause (v) of the definition of Permitted Investments. Without receiving any instruction from any such Holder of Treasury Units or Corporate Units, the Collateral Agent shall remit to the Company that portion of the Proceeds of the related Pledged Treasury Securities or appropriate Pledged Applicable Ownership Interest (as specified in clause (i) of the definition of Applicable Ownership Interest) in the Treasury Portfolio equal to the aggregate Purchase Price of such Purchase Contracts on the Purchase Contract Settlement Date.

         In the event the sum of the Proceeds from the related Pledged Treasury Securities or appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the investment earnings from the investment in Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall remit such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

                  (c) Pursuant to the Remarketing Agreement and subject to the terms of the Supplemental Remarketing Agreement (if any), on or prior to the second Business Day immediately preceding the Initial Remarketing Date, the Secondary Remarketing Date or the Final Remarketing Date, as applicable, but no earlier than the Payment Date immediately preceding such date, holders of Separate Notes may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent shall hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the second Business Day immediately preceding the Initial Remarketing Date, the Secondary Remarketing Date or the Final Remarketing Date, as applicable, upon which notice the Custodial Agent shall return such Separate Notes to such holder.

         On the Business Day immediately preceding the Initial Remarketing Date, the Secondary Remarketing Date or the Final Remarketing Date, as applicable, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Notes to be remarketed and will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. After deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds for the benefit of such holders. In the event of a Failed Initial Remarketing, a Failed Secondary Remarketing or a Failed Final Remarketing, as applicable, the Remarketing Agent will promptly return such Separate Notes to the Custodial Agent for redelivery to such holders.

                                    ARTICLE V

                              VOTING RIGHTS - NOTES

         The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of the Pledged Notes, and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Notes.

                                   ARTICLE VI

                    RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

         Section 6.1 Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not, to the extent permitted by law, the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code, which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Notes or other Collateral in full satisfaction of the Holder's obligations under the Purchase Contracts or (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales.

                  (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio or on account of principal payments of any Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities, or the appropriate Pledged Applicable Ownership Interest (as specified in clause (i) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such appropriate Pledged Applicable Ownership Interest (as specified in clause (i) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

                  (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) principal and interest on the Pledged Notes, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

                  (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Securities, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as are necessary or as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

         Section 6.2 Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to a Successful Initial Remarketing, or, upon a Failed Initial Remarketing but a Successful Secondary Remarketing or, upon both a Failed Initial Remarketing and a Failed Secondary Remarketing, prior to the Purchase Contract Settlement Date, the aggregate Redemption Amount for each Pledged Note, plus accrued and unpaid interest on such Pledged Note with respect to any Payment Date on or prior to the Tax Event Redemption Date, shall be delivered to the Collateral Agent by the Note Trustee on or prior to 12:00 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Notes. In the event the Collateral Agent receives such aggregate Redemption Amount, and such accrued and unpaid interest (if any), the Collateral Agent will, at the written direction of the Company, apply such aggregate Redemption Amount to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such aggregate Redemption Amount and such accrued and unpaid interest (if any) to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase shares of Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI hereof, and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio, and any reference herein to interest on the Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

         Section 6.3 Initial Remarketing and Secondary Remarketing. The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding each of May 16, 2005, and, in the event of a Failed Initial Remarketing, July 1, 2005, without any instruction from any Holder of Corporate Units, present the related Pledged Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use its reasonable best efforts to remarket such Pledged Notes on such date at a price of 100.5% of the Treasury Portfolio Purchase Price. After deducting as the Remarketing

Fee an amount not exceeding 25 basis points (0.25%) of the Treasury Portfolio Purchase Price from any amount of such Proceeds in excess of the Treasury Portfolio Purchase Price, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent on or prior to 12:00 p.m., New York City time on May 16, 2005 or July 1, 2005, as the case may be, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Notes. In the event the Collateral Agent receives such Proceeds, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Treasury Portfolio Purchase Price to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase shares of Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI hereof, and any reference herein to the Notes shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

         Section 6.4 Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

                                   ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         Section 7.1 Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of any of the Holders), each hereby represents and warrants to the Collateral Agent, which representations and warranties shall be deemed repeated on each day such Holder Transfers Collateral, that:

         (a) such Holder has the power to grant a security interest in and lien on the Collateral;

         (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article II hereof;

         (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of such Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

         (d) the execution and performance by such Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article II hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

         Section 7.2 Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of any of the Holders), each hereby covenants to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

         (a) neither the Purchase Contract Agent nor such Holder will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

         (b) neither the Purchase Contract Agent nor such Holder will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

         Section 8.1 Appointment, Powers and Immunities. The Company hereby appoints the Collateral Agent as collateral agent and the Collateral Agent hereby accepts such appointment. The Collateral Agent shall act as Agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities
         Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder (it being acknowledged and agreed that the Collateral Agent shall have no duty to file or record any documents in any jurisdiction for purposes of perfecting or maintaining the security interest in the Collateral except those documents provided to it that it shall be directed in writing to execute and shall be filed by the Company or the Purchase Contract Agent); (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section
         8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence, bad faith or willful misconduct; (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder; and (f) shall not be responsible for the acts or omissions of any clearing corporation with whom collateral is deposited. Notwithstanding anything to the contrary contained herein, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any obligation, duty or responsibility to take any action unless such action is non-discretionary and explicitly required hereunder or in a written direction from the Company or the Purchase Contract Agent given in accordance with the terms hereof. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

         No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral or for any indirect, special, consequential or punitive damages. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

         Section 8.2 Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided that
(i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein.

         Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         Section 8.3 Reliance. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

         Section 8.4 Rights in other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Securities and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Securities or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall be segregated or the books and records of the Collateral Agent and not commingled with any other assets of any such Person.

         Section 8.5 Non-Reliance. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Company, the Purchase Contract Agent, the Remarketing Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Securities or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

         Section 8.6 Compensation and Indemnity. The Company agrees: (i) to pay BNY Midwest Trust Company from time to time such compensation as shall be agreed in writing between the Company and BNY Midwest Trust Company for all services rendered by BNY Midwest Trust Company as Collateral Agent, Custodial Agent and Securities Intermediary hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability, claim, damage or reasonable out-of-pocket expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

         Section 8.7 Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, shall be entitled, after notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and none of the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or (ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or gross negligence. The Collateral Agent, the Custodial Agent or the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         Section 8.8 Resignation. Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below, (a) the Collateral Agent, the Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities,
(b) the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed at any time by the Company and (c) if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. No such removal shall be effective until a successor Collateral Agent has been appointed pursuant to this Section. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be a bank with a combined capital and surplus of at least $75,000,000, which directly or or through an affiliate maintains an office in The City of New York (in the State of New York). Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

         Section 8.9 Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

         Section 8.10 Survival. The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.

         Section 8.11 Exculpation. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                                   ARTICLE IX

                                    AMENDMENT

         Section 9.1 Amendment Without Consent of Holders. Without the consent of any Holders or the holders of any Separate Notes, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

         (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

         (c) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent; or

         (d) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders.

         Section 9.2 Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

         (a)      change any payment date; or

         (b) change the amount or type of Collateral underlying a Security, except for the rights of Holders of Corporate Units to substitute the Treasury Securities for the Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the rights of Holders of Treasury Units to substitute Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, for the Pledged Treasury Securities; or

         (c) impair the right of the Holder of any Securities to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

         (d) change the place or currency of payment or reduce any contract adjustment payments or deferred contract adjustment payments; or

         (e) reduce the above-stated percentage of outstanding Purchase Contracts the consent of Holders of which is required for the modification or amendment of the provisions of this Agreement.

         If any amendment referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders shall be entitled to vote on the amendment and the amendment shall not be effective except with the consent of the Holders of not less than a majority of the affected class. It shall not be necessary for any Act of Holders under this
Article IX to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.3 Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. All amendments must be in writing, signed by all parties to this Agreement. The Collateral Agent shall not be obligated to execute any amendment that affects its own rights, duties, protections or obligations.

         Section 9.4 Effect of Amendments. Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Securities evidenced by Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

         Section 9.5 Reference to Amendments. Certificates evidencing Securities that are authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article IX may, and shall if required by the Company, the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Company, the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the

Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement and without charge or expense to Holders in exchange for Certificates evidencing Outstanding Securities.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 No Waiver. To the extent permitted by law, no failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. To the extent permitted by law, the remedies herein are cumulative and are not exclusive of any remedies provided by law.

         Section 10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, as well as to trial by jury.

         Section 10.3 Notices. All notices, requests, directions, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

         Section 10.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 10.6 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         Section 10.7 Expenses, etc. The Company agrees to reimburse BNY Midwest Trust Company for: (a) all reasonable out-of-pocket costs and expenses of BNY Midwest Trust Company (including, without limitation, the reasonable fees and expenses of counsel to BNY Midwest Trust Company), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of BNY Midwest Trust Company as Collateral Agent hereunder (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         Section 10.8 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

         (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         Section 10.9 Incorporation by Reference. Each of the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary agrees that the Purchase Contract Agent is, in acting hereunder with respect to the Company, entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Purchase Contract Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             THE ST. PAUL COMPANIES, INC.


                                             By:_______________________________
                                             Name:
                                             Title:

Address for Notices:                         The St. Paul Companies, Inc.
                                             385 Washington Street
                                             St. Paul, Minnesota 55102
                                             Attention:  Bruce A. Backberg, Esq.
                                             Telecopy:  (651) 310-8204

                                             JPMORGAN CHASE BANK, as
                                             Purchase Contract Agent and
                                             as attorney-in-fact of the
                                             Holders from time to time
                                             of the Securities

                                             By:_______________________________
                                             Name:
                                             Title:

Address for Notices:                         JPMorgan Chase Bank
                                             450 West 33rd Street, 15th Floor
                                             New York, New York 10001
                                             Attention:  Institutional Trust
                                             Services
                                             Telecopy:  (212) 946-8154

                                             BNY Midwest Trust Company,
                                             as Collateral Agent, Custodial
                                             Agent and as Securities
                                             Intermediary

                                             By:_______________________________
                                             Name:
                                             Title:

Address for Notices:                         BNY Midwest Trust Company
                                             2 North LaSalle Street, Suite 1020
                                             Chicago, Illinois 60602
                                             Attn:             Daniel G. Donovan
                                             Telecopy:         (312) 827-8542

                                    EXHIBIT A

                    INSTRUCTION FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT

BNY Midwest Trust Company,
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Re:      The St. Paul Companies, Inc. (the "Company")

         We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of July 31, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary, and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Corporate Units] [Treasury Units] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute $_____ [aggregate principal amount of Treasury Securities] [aggregate principal amount of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Corporate Units] [Treasury Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:_____________

                                             JPMORGAN CHASE BANK,


                                             By:_______________________________
                                                      Name:
                                                      Title:


Signature Guarantee:______________

         Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] for the [Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:

_____________________________________________________________

Name

Social Security or other Taxpayer Identification Number, if any

___________________________

Address

___________________________

___________________________

                                    EXHIBIT B

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

JPMorgan Chase Bank,
450 West 33rd Street
15th Floor
New York, New York 10001


Re:      Equity Units of The St. Paul Companies, Inc. (the "Company")

         The undersigned Holder hereby notifies you that it has delivered to BNY Midwest Trust Company, as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities] [$_____aggregate principal amount of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1][4.2] of the Pledge Agreement, dated July 31, 2002 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Dated:_____________                         __________________________
                                    Signature

Signature Guarantee:______________

Please print name and address of Registered Holder:

____________________________

____________________________________

Name Social Security or other Taxpayer
Identification Number, if any ___________________________

Address

____________________________

____________________________

                                    EXHIBIT C

              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

BNY Midwest Trust Company,
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602


Re:      Notes of The St. Paul Companies, Inc. (the "Company")

         The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of July 31, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $ ___________ aggregate principal amount of Notes for delivery to the Remarketing Agent on the Business Day immediately preceding the [Initial Remarketing Date] [Secondary Remarketing Date] [Final Remarketing Date] for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

         The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of Failed [Initial] [Secondary] [Final] Remarketing, upon receipt of the Notes tendered herewith from the Remarketing Agent, to be delivered to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

         With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:_____________


                                              __________________________________
                                              By:_______________________________
                                                    Name:
                                                    Title:


Signature Guarantee:______________

_____________________________________________________________

Name

Social Security or other Taxpayer Identification Number, if any ________________

Address
___________________________

___________________________


_____________________________________________________________

A.       PAYMENT INSTRUCTIONS



_______________________________________________________________________

         Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

_______________________________________________________________________

Name(s)

_______________________________________________________________________
(Please Print)

Address
(Please Print)


_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

(Zip Code)

_______________________________________________________________________
(Tax Identification or Social Security Number)



_______________________________________________________________________

B.       DELIVERY INSTRUCTIONS



_______________________________________________________________________

         In the event of a failed remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)

_______________________________________________________________________
(Please Print)

Address
(Please Print)

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________
(Zip Code)

_______________________________________________________________________
(Tax Identification or Social Security Number)

         In the event of a failed remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

__________________

DTC Account Number


Name of Account Party:_________________________________

                                    EXHIBIT D

                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING

BNY Midwest Trust Company,
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602


Re:      Notes of The St. Paul Companies, Inc. (the "Company")

         The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of July 31, 2002 (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $_____ aggregate principal amount of Notes delivered to the Custodial Agent on __________, 2005 for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:_____________

                                              __________________________________

                                              By:_______________________________
                                                   Name:
                                                   Title:


Signature Guarantee:_____________

__________________________________

__________________________________
Name

Social Security or other Taxpayer
Identification Number, if any ___________________________

Address
__________________________________

__________________________________


                                       1